ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              FOUNDERS FUNDS, INC.

        Pursuant to Sections 2-105, 2-208, and 2-208.1of the Maryland General Corporation Law, Founders Funds, Inc. (the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its registered office in Baltimore, Maryland, hereby adopts the following Articles Supplementary to the Corporation's Articles of Incorporation:

     FIRST: The aggregate number of shares of all Classes which the Corporation shall have the authority to issue remains ten billion (10,000,000,000) shares of the Corporation's Common Stock ("Common Stock"). The par value of the Corporation's shares of Common Stock remains $0.01 per share. The aggregate par value of the Corporation's authorized shares remains one hundred million dollars ($100,000,000).

     SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation, the Board determined to classify and reallocate, and hereby classifies and reallocates shares of the Corporation's Common Stock among each of its Series and Classes of Series effective December 29, 1999, heretofore as follows:

                                                  Previous         Adjusted
Fund                                           Share Allocation Share Allocation
----                                           ---------------- ----------------

Balanced Fund                                       600,000,000      600,000,000
(to be redesignated Dreyfus Founders
Balanced Fund, Class F, effective December 31, 1999)
Dreyfus Founders Balanced Fund, Class A              50,000,000       50,000,000
Dreyfus Founders Balanced Fund, Class B              50,000,000       50,000,000
Dreyfus Founders Balanced Fund, Class C              50,000,000       50,000,000
Dreyfus Founders Balanced Fund, Class R              50,000,000       50,000,000
Dreyfus Founders Balanced Fund, Class T              50,000,000       50,000,000

Discovery Fund                                      200,000,000      200,000,000
(to be redesignated Dreyfus Founders
Discovery Fund, Class F,  effective December 31, 1999)
Dreyfus Founders Discovery Fund, Class A             50,000,000       50,000,000
Dreyfus Founders Discovery Fund, Class B             50,000,000       50,000,000
Dreyfus Founders Discovery Fund, Class C             50,000,000       50,000,000
Dreyfus Founders Discovery Fund, Class R             50,000,000       50,000,000
Dreyfus Founders Discovery Fund, Class T             50,000,000       50,000,000


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Dreyfus Founders Focus Fund, Class A                 50,000,000       50,000,000
Dreyfus Founders Focus Fund, Class B                 50,000,000       50,000,000
Dreyfus Founders Focus Fund, Class C                 50,000,000       50,000,000
Dreyfus Founders Focus Fund, Class F                     0            50,000,000
Dreyfus Founders Focus Fund, Class R                 50,000,000       50,000,000
Dreyfus Founders Focus Fund, Class T                 50,000,000       50,000,000

Founders Growth and Income Fund                     500,000,000      500,000,000
(to be redesignated Dreyfus Founders
Growth and Income Fund, Class F, effective December 31, 1999)
Dreyfus Founders Growth and Income Fund, Class A     50,000,000       50,000,000
Dreyfus Founders Growth and Income Fund, Class B     50,000,000       50,000,000
Dreyfus Founders Growth and Income Fund, Class C     50,000,000       50,000,000
Dreyfus Founders Growth and Income Fund, Class R     50,000,000       50,000,000
Dreyfus Founders Growth and Income Fund, Class T     50,000,000       50,000,000

Growth Fund                                         500,000,000      500,000,000
(to be redesignated Dreyfus Founders
Growth Fund, Class F, effective December 31, 1999)
Dreyfus Founders Growth Fund, Class A                50,000,000       50,000,000
Dreyfus Founders Growth Fund, Class B                50,000,000       50,000,000
Dreyfus Founders Growth Fund, Class C                50,000,000       50,000,000
Dreyfus Founders Growth Fund, Class R                50,000,000       50,000,000
Dreyfus Founders Growth Fund, Class T                50,000,000       50,000,000

Passport Fund                                       150,000,000      150,000,000
(to be redesignated Dreyfus Founders
Passport Fund, Class F, effective December 31, 1999)
Dreyfus Founders Passport Fund, Class A              50,000,000       50,000,000
Dreyfus Founders Passport Fund, Class B              50,000,000       50,000,000
Dreyfus Founders Passport Fund, Class C              50,000,000       50,000,000
Dreyfus Founders Passport Fund, Class R              50,000,000       50,000,000
Dreyfus Founders Passport Fund, Class T              50,000,000       50,000,000

Mid-Cap Growth Fund                                 250,000,000      250,000,000
(to be redesignated Dreyfus Founders
Mid-Cap Growth Fund, Class F, effective December 31, 1999)
Dreyfus Founders Mid-Cap Growth Fund, Class A        50,000,000       50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class B        50,000,000       50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class C        50,000,000       50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class R        50,000,000       50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class T        50,000,000       50,000,000

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

International Equity Fund                           200,000,000      200,000,000
(to be redesignated Dreyfus Founders
International Equity Fund, Class F, effective December 31, 1999)
Dreyfus Founders International Equity Fund, Class A  50,000,000       50,000,000
Dreyfus Founders International Equity Fund, Class B  50,000,000       50,000,000
Dreyfus Founders International Equity Fund, Class C  50,000,000       50,000,000
Dreyfus Founders International Equity Fund, Class R  50,000,000       50,000,000
Dreyfus Founders International Equity Fund, Class T  50,000,000       50,000,000

Worldwide Growth Fund                               200,000,000      200,000,000
(to be redesignated Dreyfus Founders
Worldwide Growth Fund, Class F, effective December 31, 1999)
Dreyfus Founders Worldwide Growth Fund, Class A      50,000,000       50,000,000
Dreyfus Founders Worldwide Growth Fund, Class B      50,000,000       50,000,000
Dreyfus Founders Worldwide Growth Fund, Class C      50,000,000       50,000,000
Dreyfus Founders Worldwide Growth Fund, Class R      50,000,000       50,000,000
Dreyfus Founders Worldwide Growth Fund, Class T      50,000,000       50,000,000

Government Securities Fund                          100,000,000      100,000,000
(to be redesignated Dreyfus Founders Government
Securities Fund, Class F, effective December 31, 1999)

Money Market Fund                                 2,000,000,000    2,000,000,000
(to be redesignated Dreyfus Founders Money Market
Fund, Class F, effective December 31, 1999)

Unallocated                                       3,050,000,000    3,000,000,000
                                                 --------------   --------------
TOTAL                                            10,000,000,000   10,000,000,000

     THIRD: The total number of shares of Common Stock that the Corporation has authority to issue has been increased by the Board in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end investment management company under the Investment Company Act of 1940.




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

     IN WITNESS WHEREOF, the undersigned hereby executes these Articles Supplementary to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.



                       FOUNDERS FUNDS, INC.


                       By: /s/ Margaret W. Chambers
                           ------------------------
                       Name:   Margaret W. Chambers
                       Title:  Secretary

ATTEST:

/s/ Christopher J. Kelley
-------------------------
Name:   Christopher J. Kelley
Title:  Vice President and
        Assistant Secretary









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